Exhibit 99.1

The Savannah Bancorp, Inc.

July 21, 2009
For Release: Immediately

Savannah Bancorp Reports Second Quarter Earnings of $106,000
and Declares Quarterly Dividend

SAVANNAH, GA--(Globe Newswire) – July 21, 2009 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported net income for the second quarter 2009 of $106,000 compared to $1,886,000 in the second quarter 2008.  Net income per diluted share was 2 cents in the second quarter of 2009 compared to 32 cents per diluted share in 2008.  The decline in second quarter earnings results primarily from a higher provision for loan losses, higher FDIC insurance premiums and a lower net interest margin in 2009 as compared to 2008.  Pretax earnings before the provision for loan losses and gain/loss on sale of securities and OREO were $3,946,000 in the second quarter 2009 compared to $3,875,000 in 2008.  Other growth and performance ratios are included in the attached financial highlights and information.

During the second quarter 2009, the Company’s two largest subsidiaries, The Savannah Bank, N.A. (“Savannah”) and Bryan Bank & Trust (“Bryan”), continued to be profitable.  Savannah and Bryan account for approximately 91 percent of the Company’s total assets and 92 percent of total loans.

Total assets increased 5.8 percent to $1.02 billion at June 30, 2009, up $56 million from $964 million a year earlier.  Loans totaled $862 million compared to $838 million one year earlier, an increase of 2.8 percent.  Deposits totaled $847 million and $808 million at June 30, 2009 and 2008, respectively, an increase of 4.8 percent.  Shareholders’ equity increased 0.7 percent to $79 million at June 30, 2009 from $78 million at June 30, 2008.  The Company’s total capital to risk-weighted assets ratio was 11.55 percent, which exceeds the 10 percent required by the regulatory agencies to maintain well-capitalized status.

John Helmken, President and CEO, said, “We are proud of our profitable quarter, particularly in light of the special FDIC assessment and the aggressive manner in which we have continued to address our problem assets.  Our focus on a better mix of deposits and properly pricing loans for credit risk continues to increase our net interest margin.  On a linked quarter basis, the second quarter margin increased 16 basis points which followed a 12 basis point increase in the first quarter.  Our decision to move rather than hold some of our OREO properties – primarily driven by the cost to hold several of the properties – had a very negative impact on earnings and masked some of our core overhead reductions.  Our salaries and benefits expense has been reduced almost $500,000 per quarter since the second quarter of 2008.”

Helmken continued, “We are excited about the new business opportunities that we are seeing and the new relationships that we are establishing.  Likewise, we appreciate the continued loyalty of our existing customers.  We feel that with our growing customer base, expanding net interest margin and reduced overhead, coupled with the apparent stabilization of our loan portfolio, we are well positioned for the second half of 2009 and to start 2010.  Many of our competitors are afraid to do business—we are actively looking for ways to expand our existing relationships and create new ones.”

The allowance for loan losses was $15,597,000, or 1.81 percent of loans at June 30, 2009 compared to $12,445,000 or 1.48 percent of total loans a year earlier.  Nonperforming assets were $33,745,000 or 3.88 percent of total loans and other real estate owned at June 30, 2009 compared to $21,030,000 or 2.50 percent at June 30, 2008.  At March 31, 2009 and December 31, 2008, respectively, nonperforming assets were $32,537,000 and $35,707,000 or 3.73 and 4.09 percent of loans and other real estate owned.  Second quarter net charge-offs were $2,937,000 compared to net charge-offs of $838,000 in the same period in 2008.  Year to date net charge-offs were $4,648,000 in 2009 compared to $2,644,000 in 2008. The provision for loan losses for the second quarter of 2009 was $3,225,000 compared to $1,155,000 for the second quarter of 2008.  The higher provision for loan losses was primarily due to charge-offs and continued weakness in the Company’s local real estate markets.  In particular, the Hilton Head Island/Bluffton residential market has continued to experience price declines.

Helmken added, “Our profitability, well capitalized status, liquidity and strong balance sheet are the foundation that we need to manage our Company in the current environment as well as to take advantage of opportunities that lie ahead.  Our focus on expense control and overhead reduction are finally starting to pass through to earnings.  We still have work to do in our loan portfolio and continue to make that our top priority.  Fortunately, we started aggressively addressing those issues ahead of many of our competitors and we feel this advantage will result in a more prompt resolution at the lowest possible cost.”

Net interest income was down $302,000, or 3.6 percent, in the second quarter 2009 versus the second quarter 2008, but the net interest margin improved 16 basis points on a linked quarter basis from the 3.36 percent margin for the first quarter 2009.  Second quarter net interest margin was 3.52 percent in 2009 as compared to 3.77 percent in 2008 primarily due to lower loan market rates, competitive local deposit pricing and higher levels of noninterest-earning assets.  The prime rate declined 175 basis points from 5.00 percent to 3.25 percent over the one year period ended June 30, 2009.

Noninterest income increased $132,000, or 7.4 percent in the second quarter of 2009 versus the same period in 2008 due to higher mortgage related income, a gain on hedges of $245,000 and a gain on the sale of securities of $190,000 partially offset by lower trust and asset management fees and lower service charges on deposits.

Noninterest expense increased to $6,739,000, up $605,000 or 10 percent, in the second quarter 2009 compared to the second quarter 2008.  Second quarter 2009 noninterest expense included $651,000 of higher FDIC insurance premiums, of which approximately $465,000 was a special assessment applicable to all banks, and a loss on sale of OREO of $885,000.  The remainder of the increase was due to higher information technology expense offset by a $491,000 decrease in salaries and employee benefits.

Today, the Board of Directors approved a quarterly cash dividend of 2 cents per share payable on August 17, 2009 to shareholders of record on July 31, 2009.

The Savannah Bancorp, Inc. (“SAVB”), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia), Harbourside Community Bank (Hilton Head Island, SC) and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contacts:  John C. Helmken II, President and CEO, 912-629-6486
                 Michael W. Harden, Jr., Chief Financial Officer, 912-629-6496

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Second Quarter Financial Highlights
June 30, 2009 and 2008
($ in thousands, except share data)
(Unaudited)
			%
Balance Sheet Data at June 30	2009	2008	Change
Total assets	$ 1,019,557	$ 963,600	5.8
Interest-earning assets	936,927	901,643	3.9
Loans	862,242	838,426	2.8
Other real estate owned	6,377	2,346	172
Deposits	847,037	808,148	4.8
Interest-bearing liabilities	856,041	793,509	7.9
Shareholders' equity	78,980	78,463	0.7
Loan to deposit ratio	101.80%	103.75%	(1.9)
Equity to assets	7.75%	8.14%	(4.8)
Tier 1 capital to risk-weighted assets	10.30%	10.50%	(1.9)
Total capital to risk-weighted assets	11.55%	11.75%	(1.7)
Outstanding shares	5,932	5,931	0.0
Book value per share	$ 13.31	$ 13.23	0.6
Tangible book value per share	$ 12.88	$ 12.77	0.9
Market value per share	$ 6.65	$ 13.00	(49)

Loan Quality Data
Nonaccruing loans	$ 24,994	$ 16,991	47
Loans past due 90 days – accruing	2,374	1,693	40
Net charge-offs	4,648	2,644	76
Allowance for loan losses	15,597	12,445	25
Allowance for loan losses to total loans	1.81%	1.48%	22
Nonperforming assets to total loans and
other real estate owned	3.88%	2.50%	55

Performance Data for the Second Quarter
Net income	$ 106	$ 1,886	(94)
Return on average assets	.04%	.80%	(95)
Return on average equity	.53%	9.65%	(95)
Net interest margin	3.52%	3.77%	(6.6)
Efficiency ratio	67.46%	60.44%	12
Per share data:
Net income – basic	$ 0.02	$ 0.32	(94)
Net income – diluted	$ 0.02	$ 0.32	(94)
Dividends	$ 0.02	$ 0.125	(84)
Average shares (000s):
Basic	5,932	5,931	0.0
Diluted	5,936	5,952	(0.3)

Performance Data for the First Six Months
Net (loss) income	$ (179)	$ 3,590	(105)
Return on average assets	(.04)%	.76%	(105)
Return on average equity	(.45)%	9.18%	(105)
Net interest margin	3.44%	3.74%	(8.0)
Efficiency ratio	67.20%	61.47%	9.3
Per share data:
Net (loss) income – basic	$ (0.03)	$ 0.61	(105)
Net (loss) income – diluted	$ (0.03)	$ 0.60	(105)
Dividends	$ 0.145	$ 0.250	(42)
Average shares (000s):
Basic	5,933	5,929	0.1
Diluted	5,936	5,952	(0.3)

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2009 and 2008
($ in thousands, except share data)
(Unaudited)

	June 30,
	2009	2008
Assets
Cash and due from banks	$ 22,650	$ 18,237
Federal funds sold	11,550	12,707
Interest-bearing deposits	6,209	9,763
Cash and cash equivalents	40,409	40,707
Securities available for sale, at fair value (amortized
cost of $81,862 and $56,475)	83,825	56,678
Loans held for sale	58	1,263
Loans, net of allowance for loan losses
of $15,597 and $12,445	846,645	825,981
Premises and equipment, net	16,408	9,519
Other real estate owned	6,377	2,346
Bank-owned life insurance	6,326	6,100
Goodwill and other intangible assets, net	2,570	2,714
Other assets	16,939	18,292
Total assets	$ 1,019,557	$ 963,600

Liabilities
Deposits:
Noninterest-bearing	$ 78,961	$ 83,736
Interest-bearing demand	121,919	127,699
Savings	16,421	16,005
Money market	219,990	221,958
Time deposits	409,746	358,750
Total deposits	847,037	808,148
Short-term borrowings	61,989	46,961
FHLB advances - long-term	15,666	11,826
Subordinated debt	10,310	10,310
Other liabilities	5,575	7,892
Total liabilities	940,577	885,137

Shareholders' equity
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,933,789 and
5,931,008 shares	5,934	5,931
Additional paid-in capital	38,567	38,419
Retained earnings	32,512	32,618
Treasury stock, 1,443 and 318 shares	(4)	(4)
Accumulated other comprehensive income, net	1,971	1,499
Total shareholders' equity	78,980	78,463
Total liabilities and shareholders' equity	$ 1,019,557	$ 963,600

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Six Months and Five Quarters Ending June 30, 2009 and 2008
($ in thousands, except per share data)
	(Unaudited)			(Unaudited)
	For the Six Months Ended			2009	2008				Q2-09 /
	June 30,		%	Second	First	Fourth	Third	Second	Q2-08
	2009	2008	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$23,495	$27,658	(15)	$11,852	$11,643	$12,268	$13,333	$13,447	(12)
Loans held for sale	7	32	(78)	4	3	8	20	20	(80)
Investment securities	1,799	1,542	17	894	905	817	722	760	18
Deposits with banks	25	101	(75)	12	13	18	30	34	(65)
Federal funds sold	4	86	(95)	2	2	16	31	33	(94)
Total interest and dividend income	25,330	29,419	(14)	12,764	12,566	13,127	14,136	14,294	(11)
Interest expense
Deposits	8,745	11,482	(24)	4,264	4,481	4,969	5,391	5,358	(20)
Short-term borrowings & sub debt	702	1,348	(48)	338	364	543	412	467	(28)
FHLB advances	133	132	0.8	78	55	80	82	83	(6.0)
Total interest expense	9,580	12,962	(26)	4,680	4,900	5,592	5,885	5,908	(21)
Net interest income	15,750	16,457	(4.3)	8,084	7,666	7,535	8,251	8,386	(3.6)
Provision for loan losses	6,945	2,225	212	3,225	3,720	2,270	1,505	1,155	179
Net interest income after the
provision for loan losses	8,805	14,232	(38)	4,859	3,946	5,265	6,746	7,231	(33)
Noninterest income
Trust and asset management fees	1,158	1,444	(20)	571	587	675	713	720	(21)
Service charges on deposits	899	921	(2.4)	432	467	447	513	534	(19)
Mortgage related income, net	251	149	68	159	92	60	86	86	85
Other operating income	592	606	(2.3)	309	283	314	296	300	3.0
Gain on hedges	641	284	126	245	396	574	430	-	NM
Gain on sale of securities	374	134	179	190	184	29	-	134	42
Total noninterest income	3,915	3,538	11	1,906	2,009	2,099	2,038	1,774	7.4
Noninterest expense
Salaries and employee benefits	6,349	6,962	(8.8)	2,998	3,351	3,095	3,479	3,489	(14)
Occupancy and equipment	1,460	1,799	(19)	452	1,008	1,118	967	910	(50)
Information technology	889	788	13	451	438	421	424	395	14
Loss (gain) on sale of OREO	1,049	(16)	NM	885	164	141	17	(17)	NM
Other operating expense	3,467	2,752	26	1,953	1,514	1,431	1,364	1,357	44
Total noninterest expense	13,214	12,285	7.6	6,739	6,475	6,206	6,251	6,134	10
Income (loss) before income taxes	(494)	5,485	(109)	26	(520)	1,158	2,533	2,871	(99)
Income tax (benefit) expense	(315)	1,895	(116)	(80)	(235)	380	895	985	(108)
Net (loss) income	$ (179)	$ 3,590	(105)	$ 106	$ (285)	$ 778	$ 1,638	$ 1,886	(94)
Net (loss) income per share:
Basic	$ (0.03)	$ 0.61	(105)	$ 0.02	$ (0.05)	$ 0.13	$ 0.28	$ 0.32	(94)
Diluted	$ (0.03)	$ 0.60	(105)	$ 0.02	$ (0.05)	$ 0.13	$ 0.28	$ 0.32	(94)
Average basic shares (000s)	5,933	5,929	0.1	5,932	5,933	5,933	5,930	5,931	0.0
Average diluted shares (000s)	5,936	5,952	(0.3)	5,936	5,937	5,942	5,943	5,952	(0.3)
Performance Ratios
Return on average equity	(0.45)%	9.18%	(105)	0.53%	(1.43)%	3.86%	8.24%	9.65%	(95)
Return on average assets	(0.04)%	0.76%	(105)	0.04%	(0.12)%	0.31%	0.68%	0.80%	(95)
Net interest margin	3.44%	3.74%	(8.0)	3.52%	3.36%	3.24%	3.63%	3.77%	(6.6)
Efficiency ratio	67.20%	61.47%	9.3	67.46%	66.93%	64.42%	60.75%	60.37%	12
Average equity	80,236	78,404	2.3	79,606	80,873	80,138	79,035	78,596	1.3
Average assets	1,004,105	942,258	6.6	1,005,112	1,003,068	991,368	964,762	949,937	5.8
Average interest-earning assets	923,791	884,125	4.5	922,073	925,531	922,642	901,992	892,397	3.3

Capital Resources

The banking regulatory agencies have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the FDIC assesses FDIC insurance premiums based on certain “well-capitalized” risk-based and equity capital ratios.  As of June 30, 2009, the Company and the Subsidiary Banks exceeded the minimum requirements necessary to be classified as “well-capitalized.”

Total tangible equity capital for the Company was $76.4 million, or 7.50 percent of total assets at June 30, 2009.  The table below includes the regulatory capital ratios for the Company and each Subsidiary Bank along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

						Well-
($ in thousands)	Company	Savannah	Bryan	Harbourside	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$ 84,439	$ 54,671	$ 21,339	$ 4,910	-	-
Total capital	94,756	61,557	23,869	5,604	-	-

Leverage Ratios
Tier 1 capital to average assets	8.40%	8.18%	8.82%	6.20%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	10.30%	9.96%	10.56%	9.13%	4.00%	6.00%
Total capital to risk- weighted assets	11.55%	11.22%	11.81%	10.42%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Loans
(Unaudited)

	2009		2008
	Second	First	Fourth	Third	Second
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 15,309	$ 13,300	$ 12,390	$ 12,445	$ 12,128
Provision for loan losses	3,225	3,720	2,270	1,505	1,155
Net charge-offs	(2,937)	(1,711)	(1,360)	(1,560)	(838)
Balance at end of period	$ 15,597	$ 15,309	$ 13,300	$ 12,390	$ 12,445

As a % of loans	1.81%	1.77%	1.54%	1.45%	1.48%
As a % of nonperforming loans	56.99%	63.27%	48.18%	56.25%	66.61%
As a % of nonperforming assets	46.22%	47.05%	37.25%	43.94%	59.18%

Net charge-offs as a % of average loans (a)	1.41%	0.82%	0.65%	0.75%	0.40%

Risk element assets
Nonaccruing loans	$ 24,994	$ 23,927	$ 26,277	$ 17,753	$ 16,991
Loans past due 90 days – accruing	2,374	268	1,330	4,274	1,693
Total nonperforming loans	27,368	24,195	27,607	22,027	18,684
Other real estate owned	6,377	8,342	8,100	6,168	2,346
Total nonperforming assets	$ 33,745	$ 32,537	$ 35,707	$ 28,195	$ 21,030

Loans past due 30-89 days	$ 6,670	$ 16,906	$ 8,269	$ 8,841	$ 6,528

Nonperforming loans as a % of loans	3.17%	2.80%	3.19%	2.58%	2.22%
Nonperforming assets as a % of loans
and other real estate owned	3.88%	3.73%	4.09%	3.28%	2.50%

(a) Annualized

The Savannah Bancorp, Inc. & Subsidiaries
Loan Concentration Schedule
June 30, 2009 and December 31, 2008

($ in thousands)	6/30/09	% of Total	12/31/08	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 137,211	16	$ 137,742	16	(0.4)
Non owner-occupied	139,569	16	124,502	14	12
Construction	11,055	1	26,965	3	(59)
Commercial land and lot development	43,565	5	42,590	5	2.3
Total non-residential real estate	331,400	38	331,799	38	(0.1)
Residential real estate
Owner-occupied – 1-4 family	92,198	11	89,774	10	2.7
Non owner-occupied – 1-4 family	158,133	18	147,396	17	7.3
Construction	25,074	3	43,431	5	(42)
Residential land and lot development	97,766	11	98,715	12	(1.0)
Home equity lines	57,117	7	55,092	6	3.7
Total residential real estate	430,288	50	434,408	50	(0.9)
Total real estate loans	761,688	88	766,207	88	(0.6)
Commercial	85,221	10	81,348	10	4.8
Consumer	15,640	2	17,628	2	(11)
Unearned fees, net	(307)	-	(209)	-	47
Total loans, net of unearned fees	$ 862,242	100	$ 864,974	100	(0.3)

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Second Quarter, 2009 and 2008

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
6/30/09	6/30/08	6/30/09	6/30/08		6/30/09	6/30/08	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 8,819	$ 5,675	0.55	2.40	Interest-bearing deposits	$ 12	$ 34	$ (22)	$ (26)	$ 4
71,551	57,466	4.89	5.17	Investments - taxable	873	741	132	(40)	172
1,467	1,915	7.38	5.24	Investments - non-taxable	27	25	2	10	(8)
4,414	7,080	0.18	1.87	Federal funds sold	2	33	(31)	(30)	(1)
72	980	22.28	8.19	Loans held for sale	4	20	(16)	34	(50)
835,750	819,281	5.69	6.58	Loans (c)	11,854	13,449	(1,595)	(1,818)	223
922,073	892,397	5.56	6.43	Total interest-earning assets	12,772	14,302	(1,530)	(1,936)	406
83,039	57,540			Noninterest-earning assets
$ 1,005,112	$ 949,937			Total assets

				Liabilities and equity
				Deposits
$ 124,691	$ 121,168	0.49	1.16	NOW accounts	153	351	(198)	(202)	4
16,425	15,882	0.71	0.88	Savings accounts	29	35	(6)	(7)	1
118,787	138,915	1.76	2.25	Money market accounts	522	778	(256)	(170)	(86)
91,463	68,601	1.61	2.50	Money market accounts - institutional	367	427	(60)	(152)	92
160,127	149,010	3.48	4.64	CDs, $100M or more	1,391	1,724	(333)	(431)	98
113,551	69,404	2.17	3.44	CDs, broker	613	595	18	(220)	238
142,272	131,358	3.35	4.42	Other time deposits	1,189	1,448	(259)	(350)	91
767,316	694,338	2.23	3.10	Total interest-bearing deposits	4,264	5,358	(1,094)	(1,506)	412
13,974	11,876	2.24	2.80	FHLB advances - long-term	78	83	(5)	(17)	12
45,704	62,738	2.12	2.10	Short-term borrowings	242	329	(87)	3	(90)
10,310	10,310	3.73	5.37	Subordinated debt	96	138	(42)	(42)	-
				Total interest-bearing
837,304	779,262	2.24	3.04	liabilities	4,680	5,908	(1,228)	(1,554)	326
82,172	84,130			Noninterest-bearing deposits
6,030	7,949			Other liabilities
79,606	78,596			Shareholders' equity
$ 1,005,112	$ 949,937			Liabilities and equity
		3.32	3.39	Interest rate spread
		3.52	3.77	Net interest margin
				Net interest income	$ 8,092	$ 8,394	$ (302)	$ (382)	$ 80
$ 84,769	$ 113,135			Net earning assets
$ 849,488	$ 778,468			Average deposits
		2.01	2.76	Average cost of deposits
98%	105%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $8 in the second quarter 2009 and 2008, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Six Months, 2009 and 2008

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
6/30/09	6/30/08	6/30/09	6/30/08		6/30/09	6/30/08	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 6,331	$ 6,294	0.80	3.22	Interest-bearing deposits	$ 25	$ 101	$ (76)	$ (76)	$ -
74,133	57,945	4.79	5.20	Investments - taxable	1,761	1,502	259	(118)	377
1,520	1,915	6.63	5.45	Investments - non-taxable	50	52	(2)	11	(13)
4,011	6,750	0.20	2.56	Federal funds sold	4	86	(82)	(79)	(3)
90	857	15.68	7.49	Loans held for sale	7	32	(25)	35	(60)
837,706	810,364	5.66	6.85	Loans (c)	23,499	27,662	(4,163)	(4,782)	619
923,791	884,125	5.53	6.68	Total interest-earning assets	25,346	29,435	(4,089)	(5,042)	953
80,314	58,133			Noninterest-earning assets
$ 1,004,105	$ 942,258			Total assets

				Liabilities and equity
				Deposits
$ 124,023	$ 118,326	0.50	1.35	NOW accounts	310	799	(489)	(499)	10
15,750	15,935	0.72	0.91	Savings accounts	56	72	(16)	(15)	(1)
113,038	137,228	1.78	2.49	Money market accounts	996	1,706	(710)	(483)	(227)
94,759	60,134	1.71	3.09	Money market accounts - institutional	805	928	(123)	(412)	289
152,281	147,962	3.62	4.87	CDs, $100M or more	2,730	3,593	(863)	(917)	54
118,115	69,637	2.42	3.93	CDs, broker	1,417	1,364	53	(521)	574
141,542	130,675	3.46	4.63	Other time deposits	2,431	3,020	(589)	(758)	169
759,508	679,897	2.32	3.39	Total interest-bearing deposits	8,745	11,482	(2,737)	(3,608)	871
12,269	8,804	2.19	3.01	FHLB advances - long-term	133	132	1	(36)	37
53,875	72,956	1.86	2.80	Short-term borrowings	497	1,020	(523)	(340)	(183)
10,310	10,310	4.01	6.38	Subordinated debt	205	328	(123)	(121)	(2)
				Total interest-bearing
835,962	771,967	2.31	3.37	liabilities	9,580	12,962	(3,382)	(4,058)	676
81,660	83,827			Noninterest-bearing deposits
6,247	8,060			Other liabilities
80,236	78,404			Shareholders' equity
$ 1,004,105	$ 942,258			Liabilities and equity
		3.22	3.31	Interest rate spread
		3.44	3.74	Net interest margin
				Net interest income	$15,766	$ 16,473	$ (707)	$ (984)	$ 277
$ 87,829	$ 112,158			Net earning assets
$ 841,168	$ 763,724			Average deposits
		2.10	3.02	Average cost of deposits
100%	106%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $16 in the first six months, 2009 and 2008, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.